As filed with the Securities and Exchange Commission on June 12, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE ARENA GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	68-0232575
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Vesey Street, 24th Floor

New York, New York 10281

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2022 Stock and Incentive Compensation Plan

(Full Title of the Plan)

Ross Levinsohn

Chief Executive Officer

The Arena Group Holdings, Inc.

200 Vesey Street

24th Floor

New York, New York 10281

(Name and Address of Agent for Service)

(212) 321-5002

(Telephone Number, including area code, of agent for service)

Copies to:
Robert A. Freedman, Esq. Jennifer J. Hitchcock, Esq. Fenwick & West LLP 555 California Street San Francisco, CA 94104 (415) 875-2300	Julie R. Fenster, Esq. General Counsel The Arena Group Holdings, Inc. 200 Vesey Street 24th Floor New York, New York 10281 (212) 321-5002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

On June 1, 2023, at the annual meeting of stockholders of The Arena Group Holdings, Inc., a Delaware corporation (the “Registrant”), the stockholders of the Registrant approved an amendment and restatement of the Registrant’s 2022 Stock and Incentive Compensation Plan (the “2022 Plan”), which reflects amendments to the 2022 Plan that, among other changes, increase the aggregate number of shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), authorized to be issued under the 2022 Plan by 1,800,000 shares (the 2022 Plan as so amended and restated, the “Restated 2022 Plan”).

Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 1,800,000 additional shares of the Common Stock available for issuance under the Restated 2022 Plan.

In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s prior registration statement on Form S-8 filed with the Commission on June 3, 2022 (Registration No. 333-265427), except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 31, 2023;
●	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the Commission on May 10, 2023;
●	the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 28, 2023;
●	the Registrant’s Current Reports on Form 8-K filed with the Commission on March 31, 2023, April 7, 2023, June 2, 2023, and June 7, 2023; and
●	the description of securities contained in Exhibit 4.19 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed by the Registrant with the Commission on March 31, 2023, including any amendment or report filed to update such description, and including any subsequent amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to its directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation, as amended, contains provisions that limit the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or officer, as applicable, except liability for the following:

●	any breach of duty of loyalty of the director or officer to the Registrant or its stockholders;
●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	with respect to directors, under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases);
●	any transaction from which the director or officer derived an improper personal benefit; or
●	with respect to officers, any action by or in the right of the corporation.

As permitted by the Delaware General Corporation Law, the Registrant’s second amended and restated bylaws provide that:

●	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
●	the Registrant may enter into indemnification contracts with any director, officer, employee or agent of the Registrant;
●	the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and
●	the rights conferred in the second amended and restated bylaws are not exclusive.

In addition, the Registrant has entered, and intends to continue to enter, into indemnification agreements with its directors and executive officers to provide these directors and executive officers with additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation, as amended, and its second amended and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s amended and restated certificate of incorporation, as amended, and its second amended and restated bylaws and the indemnification agreements entered into between the Registrant and its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

See also the undertakings set out in response to Item 9 hereof.

Item	8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation	8-K	3.1	10/13/2021
3.2	Second Amended and Restated Bylaws	8-K	3.2	10/13/2021
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on January 20, 2022	8-K	3.1	01/26/2022
3.4	Certificate of Correction of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on January 26, 2022	8-K	3.2	01/26/2022
3.5	Certificate of Correction of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on February 3, 2022	8-K	3.1	02/09/2022
3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on June 2, 2023	8-K	3.1	06/02/2023
4.1	Specimen Common Stock Certificate	SB-2/A	4.3	09/23/1996
5.1	Legal Opinion of Fenwick & West LLP				X
23.1	Consent of Marcum LLP, independent registered public accounting firm for the Registrant				X
23.2	Consent of Fenwick & West LLP (included as part of Exhibit 5.1)				X
24.1	Power of Attorney (included on the signature page hereto)				X
99.1	Amended and Restated 2022 Stock and Incentive Compensation Plan	8-K	10.1	06/02/2023
107	Filing Fee Table				X

Item 9.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Filing Fee Table” in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

	(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on June 12, 2023.

THE ARENA GROUP HOLDINGS, INC.

By:	/s/ Ross Levinsohn
Ross Levinsohn
Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ross Levinsohn and Douglas B. Smith, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution and full power to act without the other, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ross Levinsohn	Chief Executive Officer and Chairman of the Board	June 12, 2023
Ross Levinsohn	(Principal Executive Officer)

/s/ Douglas B. Smith	Chief Financial Officer	June 12, 2023
Douglas B. Smith	(Principal Financial Officer and Principal Accounting Officer)

/s/ H. Hunt Allred	Director	June 12, 2023
H. Hunt Allred

/s/ Carlo Zola	Director	June 12, 2023
Carlo Zola

/s/ Laura Lee	Director	June 12, 2023
Laura Lee

/s/ Christopher Petzel	Director	June 12, 2023
Christopher Petzel

/s/ Daniel Shribman	Director	June 12, 2023
Daniel Shribman

/s/ Todd D. Sims	Director	June 12, 2023
Todd D. Sims